Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of MYnd Analytics, Inc.

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 No. 333-166394 of CNS Response, Inc. of our report dated January 5, 2016, relating to the consolidated financial statements which appear in this Form 10-K .

/s/ Anton & Chia, LLP
Newport Beach, California
January 5, 2016